As filed with the Securities and Exchange Commission on June 3, 2016
Registration No. 333-163893

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________
POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
__________________________
Kraton Performance Polymers, Inc.
(Exact name of registrant as specified in its charter)
__________________________

Delaware	15710 John F. Kennedy Blvd. Suite 300 Houston, Texas 77032 (281) 504-4700	20-0411521
(State or other jurisdiction of incorporation or organization)	(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices) __________________________	(I.R.S. Employer Identification No.)
Polymer Holdings LLC 2009 Equity Incentive Plan
(Full title of the plan) __________________________
James L. Simmons General Counsel Kraton Performance Polymers, Inc. 15710 John F. Kennedy Blvd. Suite 300 Houston, Texas 77032 Telephone: (281) 504-4700
(Name, address, including zip code, and telephone number, including area code, of agent for service) __________________________

__________________________
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer:	☒	Accelerated filer:	☐
Non-accelerated filer:	☐	Smaller reporting company:	☐

EXPLANATORY NOTES
This Post-Effective Amendment No. 1 to Registration on Form S-8, Registration No. 333-163893 (the “2009 Registration Statement”), is being filed to deregister certain shares of Kraton Performance Polymers, Inc.'s (the “Company”) common stock, par value $0.01 per share (the “Shares”) that were registered for issuance pursuant to the Polymer Holdings LLC 2009 Equity Incentive Plan (the “2009 Plan”). The 2009 Registration Statement registered 4,350,000 Shares issuable pursuant to the 2009 Plan to employees, independent contractors and non-employee directors of the Company. The 2009 Registration Statement is hereby amended to deregister the 436,904 Shares that were previously registered and that remain unissued under the 2009 Plan.

Filing Fee Offset
Contemporaneously with the filing of this Post-Effective Amendment No. 1 to the 2009 Registration Statement, the Company is filing a Registration Statement on Form S-8 (the “New Registration Statement”) to register Shares issuable under the Company's 2016 Equity and Cash Incentive Plan, which replaces the 2009 Plan. In accordance with Rule 457(p) under the Securities Act of 1933, as amended, and Instruction E to the General Instructions to Form S-8, this Post-Effective Amendment No. 1 to the 2009 Registration Statement is also being filed to carry over to the New Registration Statement the $421.54 portion of the registration fee previously paid by the Company in connection with the 436,904 Shares unissued pursuant to the 2009 Registration Statement.

SIGNATURES
Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, Texas, on the 3rd day of June 2016.
Kraton Performance Polymers, Inc.

By:	/S/ KEVIN M. FOGARTY
Name: Kevin M. Fogarty Title: President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities indicated on the 3rd day of June 2016.

Signature	Title

/S/ KEVIN M. FOGARTY	President, Chief Executive Officer and a Director (Principal Executive Officer)
Kevin M. Fogarty

/S/ STEPHEN E. TREMBLAY	Executive Vice President and Chief Financial Officer (Principal Financial Officer)
Stephen E. Tremblay

/S/ CHRIS H. RUSSELL	Chief Accounting Officer (Principal Accounting Officer)
Chris H. Russell

/S/ ANNA C. CATALANO	Director
Anna C. Catalano

/S/ STEVEN J. DEMETRIOU	Director
Steven J. Demetriou

/S/ DOMINIQUE FOURNIER	Director
Dominique Fournier

/S/ JOHN J. GALLAGHER, III	Director
John J. Gallagher

/S/ BARRY J. GOLDSTEIN	Director
Barry J. Goldstein

/S/ FRANCIS S. KALMAN	Director
Francis S. Kalman

/S/ DAN F. SMITH	Director
Dan F. Smith

/S/ KAREN A. TWITCHELL	Director
Karen A. Twitchell